UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2005
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Tesoro Corporation (the “Company”) on November 3, 2005 issued a press release (the “Press Release”) announcing financial results for its third quarter ended September 30, 2005. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in Item 2.02 of this Current Report, including the Press Release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 8.01 Other Events.
On November 3, 2005, the Company announced in the Press Release that its Board of Directors (i) approved the 2006 capital spending program, (ii) approved an increase in the quarterly cash dividend on common stock and (iii) authorized a common stock repurchase program. Also, in connection with the Company’s third quarter earnings conference call, Tesoro Corporation presented its budgeted capital expenditures for 2006 and our preliminary capital expenditure plan for 2007 and 2008 in a slide presentation (the “Slide Presentation”). The Slide Presentation is available on the Company’s website at www.tsocorp.com and is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release issued on November 3, 2005 by Tesoro Corporation.
99.2	Slide Presentation given on November 3, 2005 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2005

TESORO CORPORATION

By:	/s/ GREGORY A. WRIGHT

Gregory A. Wright
Executive Vice President
and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on November 3, 2005 by Tesoro Corporation.
99.2	Slide Presentation given on November 3, 2005 by Tesoro Corporation.

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